CONFIRMING STATEMENT

 This statement confirms that Jay C. Hoag, Richard H. Kimball, John L. Drew, Jon

Q. Reynolds, Jr., Robert W. Trudeau, Christopher P. Marshall, Timothy P. McAdam, John C.

Rosenberg, David L. Yuan, Technology Crossover Management VII, L.P.,

Technology Crossover Management VII, Ltd.,TCV VII, L.P., TCV VII (A), L.P.

and TCV Member Fund, L.P. ("Filers"), have authorized and designated Robert C. Bensky,

Carla S. Newell, Patrick D. Reilly and Frederic D. Fenton to execute and file on the Filers' behalf all Forms 3, 4 and 5 (including any amendments thereto) that the Filers may be required to file with the U.S. Securities and Exchange Commission as a result of the Filers' ownership of or transactions in securities of ExactTarget, Inc.  The authority of Robert C. Bensky, Carla S. Newell, Patrick D. Reilly and Frederic D. Fenton under this statement shall continue until the Filers are no longer required to file Forms 3, 4 and 5 with regard to their ownership of or transactions in securities of ExactTarget, Inc., unless revoked in writing.  The Filers acknowledge that Robert C. Bensky, Carla S. Newell, Patrick D. Reilly and Frederic D. Fenton

are not assuming any of the Filers' responsibilities to comply with Section 16 of the Securities

Exchange Act of 1934.

Date:  March 21, 2012

                                s/  Jay C. Hoag

         Jay C. Hoag

    s/  Richard H. Kimball

         Richard H. Kimball

    s/  John L. Drew

         John L. Drew

    s/  Jon Q. Reynolds, Jr.

         Jon Q. Reynolds, Jr.

    s/  Robert W. Trudeau

         Robert W. Trudeau

    s/  Christopher P. Marshall

         Christopher P. Marshall

    s/  Timothy P. McAdam

         Timothy P. McAdam

    s/  John C. Rosenberg

         John C. Rosenberg

    s/  David L. Yuan

         David L. Yuan

     s/  Technology Crossover Management VII, L.P.

         Technology Crossover Management VII, L.P.

    s/  Technology Crossover Management VII, LTD.

         Technology Crossover Management VII, LTD.

    s/  TCV VII, L.P.

         TCV VII, L.P.

    s/  TCV VII (A), L.P.

         TCV VII (A), L.P.

    s/  TCV Member Fund, L.P.

         TCV Member Fund, L.P.